UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 22, 2008

Date of Report (Date of earliest event reported)

Commission File No. 000-16449

TIGERLOGIC CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	94-3046892
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

25A Technology Drive, Irvine, CA 92618

(Address of principal executive offices, Zip Code)

(949) 442-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 22, 2008, TigerLogic Corporation (the “Company”) issued a press release announcing the appointment of Jeffrey L. Wong, the Company’s Vice President of Marketing, to the Company’s executive team. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Wong brings more than 20 years of marketing and sales experience to focus on the Company’s new Web search product ChunkIt!. Since July 2007, Mr. Wong has served as the Vice President of Marketing of the Company. From July 2002 to June 2007, Mr. Wong served in various management roles with Genesys Conferencing, a publicly-traded company offering integrated Web, audio and video conferencing services, including Director of Technical Applications Management, Director of National Account Sales – Eastern Region, and Global Director of Product Management. From June 1999 to July 2002, Mr. Wong served as the Director of Product Marketing with Placeware, Inc., a Web conferencing services company. Mr. Wong also served as Director of Corporate Marketing with Lexar Media from 1998 to 1999 and Director of Marketing with Silicon Gaming from 1996 to 1998.

Mr. Wong holds a B.S. in Civil Engineering from the University of California, Berkeley, a M.S. in Materials Engineering from L’Ecole Superieure de Soudure Autogenne in Paris, France, and a M.B.A. from the University of California, Los Angeles, Anderson School of Management.

ITEM 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated April 22, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIGERLOGIC CORPORATION

Dated: April 25, 2008	By:	/s/ Thomas Lim
Thomas Lim
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 22, 2008